UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2025 (August 12, 2025)

Prospect Floating Rate and Alternative Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00908	45-2460782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2025, Prospect Floating Rate and Alternative Income Fund, Inc. (the “Company”), as servicer, established a $75 million senior secured revolving credit facility (the “Credit Facility”) with Bank OZK acting as facility agent. In connection with the Credit Facility, the Company’s wholly-owned financing subsidiary, Prospect Flexible Funding, LLC (the “Borrower”), as borrower, and each of the other parties thereto entered into a Loan and Servicing Agreement, dated as of August 12, 2025 (the “Loan Agreement”).

The Credit Facility is scheduled to mature on August 10, 2029 and generally bears interest at a rate of one-month SOFR + 2.50%. The Credit Facility is secured by assets of the Borrower. Under the Loan Agreement, the Borrower has made certain customary representations and warranties and is required to comply with various covenants, including borrowing restrictions, reporting requirements and other customary requirements for similar credit facilities. The Loan Agreement includes usual and customary events of default for credit facilities of this nature.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to the copy of the Loan Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and by this reference is incorporated herein.

Item 1.02. Termination of a Material Definitive Agreement.

On August 12, 2025, concurrently with the Borrower's entry into the Credit Agreement described in Item 1.01 hereof, the Company voluntarily terminated its existing senior secured revolving credit agreement dated September 21, 2023 (the “Prior Loan Agreement”), among the Company, the lenders party thereto from time to time and Sumitomo Mitsui Banking Corporation as administrative agent. The Prior Loan Agreement provided for a revolving credit facility in an aggregate principal amount of $75.0 million, of which $33.8 million was drawn as of August 12, 2025, and which would have matured on September 21, 2026.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Loan and Servicing Agreement dated as of August 12, 2025 among Prospect Flexible Funding, LLC as Borrower, Prospect Floating Rate and Alternative Income Fund, Inc. as Servicer, the Lenders from time to time party thereto as Lenders, the Managing Agents from time to time party thereto as Managing Agents, U.S. Bank Trust Company, National Association as Calculation Agent, Paying Agent and Documentation Agent and Bank OZK as Facility Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 13, 2025	Prospect Floating Rate and Alternative Income Fund, Inc.

	By	/s/ M. Grier Eliasek
M. Grier Eliasek Chief Executive Officer (Principal Executive Officer)